Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of DiaMedica Therapeutics Inc. of our report dated August 27, 2018, relating to the consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended, and to the reference to our Firm under the caption “Experts.”

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

November 19, 2018